UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland		20852-4041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Trust was held on May 4, 2011 in Rockville, Maryland. The following table sets forth the matters presented for a vote by the shareholders and the voting results with respect to such matters:

Matter	Votes For	Votes Withheld/Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Trustees
Jon E. Bortz	52,768,734	145,867	0	4,233,848
David W. Faeder	51,437,337	1,477,265	0	4,233,848
Kristin Gamble	51,231,331	1,683,271	0	4,233,848
Warren M. Thompson	52,738,431	176,171	0	4,233,848
Donald C. Wood	52,835,140	79,462	0	4,233,848

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2011	56,631,627	468,209	48,614	0

Proposal 3: Advisory vote on compensation of our named executive officers	37,792,748	15,009,940	111,872	4,233,890

Proposal 4: Advisory vote on the frequency of the shareholders’ advisory vote on compensation of our named executive officers

1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes
44,602,826	208,932	7,580,842	521,998	4,233,851

In light of the voting results, the Board of Trustees has decided to include the shareholders’ advisory vote on compensation of our named executive officers in our proxy materials on an annual basis until the next required advisory vote on the frequency of the shareholder vote on compensation of our named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: May 9, 2011	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary